UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-10962

DELAWARE	95-3797580
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, CA 92008-7328

(Address of principal executive offices) (Zip Code)

(760) 931-1771

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2012, Callaway Golf Company (the “Company”) entered into separate, privately-negotiated exchange agreements (the “Exchange Agreements”) under which it will exchange 982,361 shares of the Company’s outstanding 7.50% Series B Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share and liquidation preference $100 per share (the “Preferred Stock”), for $63,227,000 in aggregate principal amount of new 3.75% Convertible Senior Notes due 2019 (the “Notes”), and 5,866,821 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Following the exchange transactions, 417,639 shares of the Preferred Stock will remain outstanding. On August 24, 2012, the Company also entered into private placement purchase agreements (the “Purchase Agreements”) under which it will issue additional Notes in an aggregate principal amount of $49,273,000. The Notes will be issued under an indenture between the Company and Wilmington Trust, National Association, as trustee, to be entered into and dated August 29, 2012 (the “Indenture”).

The Notes mature in 2019 and will pay interest of 3.75% per year on the principal amount, payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2013.

The Notes are convertible, at the option of the Noteholder, at any time on or prior to the close of business on the business day immediately preceding August 15, 2019, into shares of Common Stock at an initial conversion rate of 133.3333 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $7.50 per share, subject to customary anti-dilution adjustments. Upon the occurrence of certain change of control events of the Company, the Company will pay a premium on the Notes converted in connection with such change of control events by increasing the conversion rate on such Notes.

Under certain circumstances, the Company has the right to terminate the right of Noteholders to convert their Notes. If the Company exercises such termination right prior to August 15, 2015, each Noteholder who converts its Notes after receiving notice of such exercise will receive a make-whole payment in cash or Common Stock, as the Company may elect.

Upon the occurrence of a change of control of the Company or a termination of trading of the Common Stock, Noteholders will have the option to require the Company to repurchase for cash all or any portion of such Noteholder’s Notes at a price equal to 100% of the principal amount of the repurchased Notes, plus accrued and unpaid interest thereon to the repurchase date.

The Notes are not redeemable by the Company prior to August 15, 2015. On or after August 15, 2015, the Notes are redeemable in whole or in part at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

The Indenture will contain customary events of default, including (i) defaults in the payment of principal, certain repurchase obligations and interest, (ii) a default in the obligation of the Company to convert the Notes, (iii) a default with respect to any of the other covenants in the Indenture and failure to cure (or obtain a waiver of) such default, within 60 days after the Company receives a notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding, (iv) certain cross-defaults and (v) certain bankruptcy events.

The Company offered the Notes and the Exchange Shares to certain holders of the Preferred Stock in the exchange transactions, and offered the Notes to certain investors in the private placement transactions, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Notes, the Indenture, the Exchange Agreements and the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Indenture (which includes the form of the Note), the Form of Exchange Agreement and the Form of Purchase Agreement, copies of which are included as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01 Other Events.

On August 24, 2012, the Company issued a press release captioned “Callaway Golf Company Announces Exchange Transactions in connection with Convertible Preferred Stock and Private Placement of 3.75% Convertible Senior Notes due 2019.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture to be entered into between Callaway Golf Company and Wilmington Trust, National Association, as trustee.

4.2	Form of 3.75% Convertible Senior Notes due 2019 (included in Exhibit 4.1).

10.1	Form of Exchange Agreement.

10.2	Form of Purchase Agreement.

99.1	Press release, dated August 24, 2012, captioned “Callaway Golf Company Announces Exchange Transactions in connection with Convertible Preferred Stock and Private Placement of 3.75% Convertible Senior Notes due 2019.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: August 24, 2012	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture to be entered into between Callaway Golf Company and Wilmington Trust, National Association, as trustee.

4.2	Form of 3.75% Convertible Senior Notes due 2019 (included in Exhibit 4.1).

10.1	Form of Exchange Agreement.

10.2	Form of Purchase Agreement.

99.1	Press release, dated August 24, 2012, captioned “Callaway Golf Company Announces Exchange Transactions in connection with Convertible Preferred Stock and Private Placement of 3.75% Convertible Senior Notes due 2019.”